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                                                                   Exhibit 10.27


                                  DePuy Inc.
        1996 Incentive Planning and Special Recognition Recommendations

As indicated earlier this year, Incentive Planning and Special Recognition Awards have been separated from compensation planning in order that year-end results can be analyzed thoroughly prior to making recommendations. Below are guidelines that highlight the incentive Plan and Special Recognition Awards.

I.   Incentive Plan Policy Guidelines
     --------------------------------

     The determination of individual percentage bonus amounts is based upon the performance results relating to each individual's written objectives. Please do not attempt to forecast bonus recommendations until you have completed a review of year-end MBO results.

     Measurement of MBO performance will be based upon the following year-end guidelines:

     Performance Level I
     -------------------

     This level indicates achievement of objectives which tend to reflect performance above the standards for the job. However, the results may range from minimal contribution to profits or organizational enhancement, or results which are not easily quantifiable but, nevertheless, logically and rationally impact profit improvement and/or organizational enhancement. Discretionary bonus awards for this performance level will range from zero to 10 percent of base salary.

     Performance Level II
     --------------------

     This level reflects overall achievement of objectives resulting in contributions to profit improvement and organizational enhancement. Discretionary bonus awards for this performance level will be paid between 10 and 20 percent of base salary.

     Performance Level III
     ---------------------

     This level includes significant results from objectives which contribute profit improvement and/or organizational enhancement. The contribution, measured in dollars, will be beyond one-time improvements. They will have significant problem-solving impact upon present/future year profits and organizational enhancement. Discretionary bonus awards at this level will be paid between 20 to 35 percent of base salary.

     Performance Level IV
     --------------------

     This level includes far-reaching results from objectives which contribute large profit improvement and/or organizational enhancement. The contribution, measured in dollars, will be beyond one-time profit improvements. They will have major innovative impact upon present/future year profits and/or organizational enhancement. Discretionary bonus awards at this level will be between 35 to 50 percent of base salary.


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II.     Incentive Recommendations
        -------------------------

        A. Enter a recommended bonus (1995 bonus payable in 1996) by percentage
                                                                     ----------
           and level in the "1995 Bonus" column. Indicate if the bonus amount
           --- -----
           should be prorated in cases where an employee has been in a bonus eligible position for only part of 1995.

III.    Special Recognition Award Policy Guidelines
        -------------------------------------------

        It is the intention of DePuy to make cash awards to recognize, annually, a limited number of exempt non-bonus eligible and non-exempt personnel, whose performance in the preceding year has made specific and significant contributions to corporate performance. DePuy management will determine each year how many, if any, such awards are appropriate.

        Selection critia for a Special Recognition Award includes:

        A. Non-exempt and exempt personnel who are not bonus eligible.

        B. For a one-time, specific and significant contribution.
                 --- ----  --------     -----------

        C. Not awarded for overall exemplary performance--the merit budget
           --- ------- --- ------- -------- -----------
           applies in this situation.

        D. The minimum award is $1,000; the maximum is $3,000; the average is approximately $1,500 to $2,000.

        E. Individual awards will be in even hundreds of dollars, not a percentage of salary.


IV.     Special Recognition Award Recommendations
        -----------------------------------------

        A. Enter the recommended Special Recognition Award by dollar amount in the "1995 Special Recognition Award" column. All Special Recognition Award forms must be submitted with your planning charts.

V.      Submitting Incentive Planning Charts and Special Recognition
        ------------------------------------------------------------
        Recommendations
        ---------------

        A. Review all incentive planning charts and special recognition award recommendations with your vice president who will approve by signature.

        B. The approved Incentive Planning charts and Special Recognition Award forms should be submitted to Mike Forrest by Wednesday, January 24, 1996 for consolidation.
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                        Vice President Responsibilities


In addition to all of the incentive planning charts and special recognition award forms for your area, please submit the following information to Mike Forrest by Wednesday, January 24.

1. A short 4-6 sentence paragraph for each manager/director which summarizes 1995 MBO results. This may be delegated to the manager/director conducting the regular year-end reviews.

2.  Special recognition write-ups.

3. A listing of the top 10 percent and bottom 10 percent of managers in your functional area.